Exhibit 10.43

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 25, 2011, is entered into by and between VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A. (the “Lender”).

RECITALS

A. The Borrower and the Lender are party to that certain Amended and Restated Credit Agreement dated as of November 10, 2008 (as amended by Amendment to Amended and Restated Credit Agreement dated July 14, 2009, Amendment No. 2 to Amended and Restated Credit Agreement dated August 11, 2010, and Amendment No. 3 to Amended and Restated Credit Agreement dated as of August 24, 2010, as hereby amended and as from time to time further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement”), pursuant to which the Lender has extended certain credit facilities to the Borrower.

B. The Borrower has advised the Lender that, in addition to the Accelerated Share Repurchases previously approved by the Lender, it plans to purchase, redeem or otherwise acquire, through one or more transactions, shares of its common stock through September 30, 2012, pursuant a 12,000,000 share repurchase authorization approved by the Borrower’s board of directors on February 11, 2011 (the “Additional Share Repurchases”); and

C. Under certain circumstances, Section 7.06(d) of the Credit Agreement may not permit all or a portion of the Additional Share Repurchases; and

D. The Borrower has requested that the Lender increase its Commitment by an aggregate amount of $75,000,000 and to extend the Maturity Date; and

E. The Borrower has requested that the Lender consent to the Additional Share Repurchases and amend the Credit Agreement to incorporate the Incremental Commitment and certain other amendments related to the Additional Share Repurchases, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement. As used herein, “Amendment Documents” means this Amendment and each certificate and other document executed and delivered by the Borrower pursuant to Section 5 hereof.

2. Amendments to Credit Agreement. Subject to the covenants, terms and conditions set forth herein and with effect from and after the Effective Date, the Credit Agreement is amended as follows:

(a) The definition of “Accelerated Share Repurchase” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Accelerated Share Repurchase” means the purchase, redemption or other acquisition, through one or more transactions, by the Borrower of shares of its common stock during a period ending September 30, 2012, pursuant to a 5,000,000 share repurchase authorization approved by the Borrower’s board of directors on November 13, 2009, an 8,000,000 share repurchase authorization approved by the Borrower’s board of directors on August 6, 2010 and a 12,000,000 share repurchase authorization approved by the Borrower’s board of directors on February 11, 2011.

(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended by deleting the pricing grid therein in its entirety and inserting the following in lieu thereof:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate/ Letter of Credit Fee+	Base Rate+
1	Less than or equal to 0.50:1.00	0.20%	0.750%	-0.50%
2	Greater than 0.50:1.00, but less than or equal to 1.00:1.00	0.25%	1.000%	-0.25%
3	Greater than 1.00:1.00	0.30%	1.250%	0.0%

(c) The definition of “Commitment” in Section 1.01 of the Credit Agreement is amended by deleting the reference to “$225,000,000” in clause (ii) and inserting “$300,000,000” in lieu thereof.

(c) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended by deleting the reference to “November 10, 2011” and inserting “June 30, 2012” in lieu thereof.

3. Limited Consent. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Lender hereby consents to the Additional Share Repurchases, however effected by the Borrower.

The consent set forth in this Section 3 is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(b) The execution, delivery and performance by the Borrower of this Amendment and the other Amendment Documents have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c) All representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the Effective Date after giving effect to this Amendment, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date after giving effect to this Amendment.

(d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.

(e) The obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

5. Effective Date. This Amendment will become effective on the date on which each of the conditions precedent set forth in this Section 5 has been satisfied (the “Effective Date”):

(i) The Lender shall have received from the Borrower a duly executed original counterpart (or, if elected by the Lender, an executed copy by telecopier, facsimile or other electronic imaging means (including .PDF)) to this Amendment.

(ii) An Amended and Restated Note in favor of the Lender.

(iii) The Lender shall have received from the Borrower a certificate signed by the secretary or assistant secretary of the Borrower, dated the Effective Date, in form and substance satisfactory to the Lender, and certifying evidence of the authorization of the execution, delivery and performance by the Borrower of this Amendment.

(iv) The Borrower shall have paid the Lender a fee of $150,000 for the Incremental Commitment and the extension of the Maturity Date, which shall fee shall be deemed fully earned when paid and shall be non-refundable.

(v) The Lender shall have received, in form and substance satisfactory to it, such additional approvals, consents, documents and other information as the Lender shall reasonably request.

6. Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments, consents or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Lender with respect to any term or provision of any Loan Document.

7. Miscellaneous.

(a) Except as expressly amended or modified hereby, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as modified by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTION 9.13 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF VENUE AND THE RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by telecopier, facsimile or other electronic imaging means (including .PDF) to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower or one of the other parties hereto, as applicable, shall bind the Borrower or such other party, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

(e) This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except by a written agreement executed by the Borrower and the Lender.

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(g) The Borrower covenants to pay to or reimburse the Lender, upon demand, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery, and enforcement of this Amendment.

(h) This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ Timothy E. Guertin
Name:	Timothy E. Guertin
Title:	President and Chief Executive Officer

By:	/s/ Franco N. Palomba
Name:	Franco N. Palomba
Title:	Corporate Vice President, Finance and Treasurer

Signature Page 1 to Amendment No.4 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

Signature Page 2 to Amendment No. 4 to Amended and Restated Credit Agreement